UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2014, the stockholders of USA Truck, Inc. (the “Company”) approved the USA Truck, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Plan”) at the Company’s 2014 annual meeting of stockholders.  The Omnibus Plan became effective as of the date of such stockholders’ approval.  A description of the Omnibus Plan is set forth in the Company’s proxy statement, dated April 25, 2014, for its 2014 annual meeting of stockholders (the “Proxy Statement”), under “Proposal Three: Approval of the USA Truck, Inc. 2014 Omnibus Incentive Plan” starting at page 15, which is incorporated herein by reference. The description is qualified in its entirety by reference to a copy of the Omnibus Plan attached to the Proxy Statement as Annex A, which is also incorporated herein by reference.

On March 20, 2015, the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company took certain actions with respect to executive compensation under the Omnibus Plan.

The Committee approved a cash bonus plan (the “Plan”) that rewards the named executive officers of the Company with cash bonuses based on the achievement of certain consolidated performance objectives for the year ending December 31, 2015. Under the Plan, the Chief Executive Officer may receive a cash payout of between 20% and 150% of his base salary depending upon the Company achieving certain consolidated operating income, consolidated operating ratio, and consolidated return on invested capital performance objectives set by the Committee (the “Company Goals”). The other named executive officers are eligible to receive cash payouts between 3.33% and 100% of their respective base salaries under the Plan, with the total amount earned by each named executive officer being based equally upon the (i) attainment of the Company Goals, and (ii) attainment of certain individual goals.

The Committee previously approved on January 22, 2015, performance-vested restricted stock grants (“Performance Stock”) to the named executive officers under the Omnibus Plan. The Performance Stock vested over a multi-year period based on the achievement by the Company of the Company Goals.  Given the long-term nature of the award, the Committee determined to simplify the vesting criteria to a single target, consolidated return on invested capital.  Accordingly, the Performance Stock will vest over a multi-year period based on the achievement by the Company of a consolidated return on invested capital performance objective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TRUCK, INC.
(Registrant)

Date: March 26, 2015	By:	/s/ Michael K. Borrows
Michael Borrows
Executive Vice President and Chief Financial Officer